(e)(3)

AMENDMENT NO. 2
TO
DISTRIBUTION AGREEMENT

AMENDMENT NO. 2 to DISTRIBUTION AGREEMENT, effective as of September 26, 2006 by and between The Glenmede Fund, Inc., a company organized under the laws of the state of Maryland (the “Fund”) and Quasar Distributors, LLC., a Delaware
limited liability company (the “Distributor”).

WHEREAS, the Fund and the Distributor entered into a Distribution Agreement dated October 1, 2001, as amended from time to time (the “Distribution Agreement”); and

WHEREAS, the Fund and the Distributor desire to amend the Distribution Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	AMENDMENTS.

(a)	APPENDIX A to the Distribution Agreement is hereby amended by deleting such APPENDIX A in its entirety and replacing it with APPENDIX A attached hereto as Exhibit I.

2.	MISCELLANEOUS.

(a)	Except as amended hereby, the Distribution Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

QUASAR DISTRIBUTORS, LLC	THE GLENMEDE FUND, INC.

By: /s/ James R. Schoenike	By: /s/ Mary Ann B. Wirts

Name: James R. Schoenike	Name: Mary Ann B. Wirts

Title: President	Title: President

THE GLENMEDE FUND, INC.
DISTRIBUTION AGREEMENT

APPENDIX A
as of September 26, 2006

FUNDS OF THE GLENMEDE FUND, INC.	CLASS
Absolute Return Portfolio	Single class of shares
Core Fixed Income Portfolio	Single class of shares
Government Cash Portfolio	Single class of shares
International Portfolio	Single class of shares
Large Cap 100 Portfolio	Single class of shares
Large Cap Growth Portfolio	Single class of shares
Large Cap Value Portfolio	Single class of shares
Philadelphia International Fund	Single class of shares
Small Cap Equity Portfolio	Advisor Shares
Institutional Shares
Strategic Equity Portfolio	Single class of shares
Tax-Exempt Cash Portfolio	Single class of shares
Total Market Long/Short Portfolio	Single class of shares
U.S. Emerging Growth Portfolio	Single class of shares

QUASAR DISTRIBUTORS, LLC	THE GLENMEDE FUND, INC.

By: /s/ James R. Schoenike	By: /s/ Mary Ann B. Wirts

Name: James R. Schoenike	Name: Mary Ann B. Wirts

Title: President	Title: President